                                                                    EXHIBIT 99.6

                        CONSENT OF CHARLES J. WYLY, JR.


     The undersigned hereby consents to being named in the Registration Statement on Form S-1 (the "Registration Statement") of Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), filed with the Securities and Exchange Commission, and in any other amendments or supplements to the Registration Statement (including post-effective amendments), as a person about to become a director of the Company, as set forth under the caption "Management--Executive Officers and Directors."


                                    /s/ Charles J. Wyly, Jr.
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                                    Charles J. Wyly, Jr.